Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sussex Bancorp
Franklin, New Jersey

                We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-20645) and Form S-8 (No. 333-20603, 333-122045, and 333-130944) of Sussex Bancorp of our report dated January 13, 2006, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-KSB.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Allentown, Pennsylvania
March 27, 2006

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